UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☒ Soliciting Material Pursuant to §240.14a-12

CIRCUIT CITY STORES, INC. (Name of Registrant as Specified In Its Charter)

N/A (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:
_________________________________________________________________
(2) Aggregate number of securities to which transaction applies:
_________________________________________________________________
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11
(set forth the amount on which the filing fee is calculated and state how it was determined):
_________________________________________________________________
(4) Proposed maximum aggregate value of transaction:
_________________________________________________________________
(5) Total fee paid:
_________________________________________________________________
☐ Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
_________________________________________________________________
	(2)	Form, Schedule or Registration Statement No.:
_________________________________________________________________
	(3)	Filing Party:
_________________________________________________________________
	(4)	Date Filed:
_________________________________________________________________
Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

CIRCUIT CITY SENDS LETTER TO WATTLES CAPITAL MANAGEMENT

Richmond, Va., April 4, 2008 – Circuit City Stores, Inc. (NYSE: CC) today announced that its lead director has sent a letter to Mark Wattles of Wattles Capital Management, LLC in response to his letter dated April 2, 2008.

The text of the letter is as follows:

April 4, 2008

Mark J. Wattles
Wattles Capital Management, LLC
7945 W. Sahara Avenue, Suite 205
Las Vegas, NV 89117

Dear Mark:

We have received your letter of April 2, 2008, in which you indicate that you would like to meet with the Circuit City Board of Directors or with its lead director to discuss your views regarding
Circuit City. I will contact you to set a mutually agreeable time.

It appears to me from your letter and certain other statements that you may not have a full understanding of the Company’s current strategy and challenges, and I think a conversation will help provide a better picture of those efforts and possibly facilitate a more productive dialogue between the Company and your firm. I also want to note that the company had previously reached out to you to set up a meeting following the year-end management quiet period or to listen to your concerns prior to our reporting date.

It was a surprise to read that you would not permit the individuals you have proposed as nominees to the Company’s Board of Directors to meet with the Nominating and Governance
Committee of the Board without imposing an unusual and unreasonable condition for such a meeting. Our practice is for the Committee to evaluate director nominees proposed by shareholders in the same manner it evaluates other prospective nominees. We believe this is a very standard and appropriate process. The Board strives to select for its membership highly qualified individuals who are dedicated to advancing the interests of the Company’s shareholders and actively seeks nominees who will bring diverse talents, experiences and perspectives to the
Board’s deliberations. Certainly you would agree the Board has an obligation to its shareholders to thoroughly research and personally interview potential members. This is even more true given that your proposal to remove the entire Circuit City Board would, if adopted, give your nominees absolute control of the entire Board.

I trust that we can resolve this point in a personal conversation, so that the Nominating and
Governance Committee can meet the individuals you have nominated to the board, and separately look forward to the opportunity to meet with you.

Sincerely,

/s/ Mikael Salovaara

Mikael Salovaara
Lead Director
Circuit City Stores, Inc.

About Circuit City Stores, Inc.
Circuit City Stores, Inc. (NYSE: CC) is a leading specialty retailer of consumer electronics and related services. At February 29, 2008, the domestic segment operated 682 Superstores and 11 other locations in 158 U.S. media markets. At February 29, 2008, the international segment operated through 779 retail stores and dealer outlets in Canada. Circuit City also operates Web sites at www.circuitcity.com, www.thesource.ca and www.firedog.com.

Circuit City and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Circuit City in connection with the nomination described herein. Information regarding the special interests of these directors and executive officers in the nomination described herein will be included in any proxy statement filed by Circuit City in connection with the nomination. In addition, Circuit City files annual, quarterly and special reports, proxy and information statements, and other information with the Securities and Exchange Commission (the "SEC"). These documents are available free of charge at the SEC's web site at www.sec.gov or from Circuit City at http://investor.circuitcity.com. Investors should read any proxy statement filed in connection with the nomination described herein carefully when it becomes available before making any voting or investment decision.

###

Contacts:
Bill Cimino, Director of Corporate Communications, (804) 418-8163
Jessica Clarke, Investor Relations, (804) 527-4038
Patty Whitten, Investor Relations, (804) 527-4033

Kelly Sullivan / Jeremy Jacobs
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449